UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2021

CarGurus, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38233	04-3843478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2 Canal Park, 4th Floor

Cambridge, Massachusetts 02141

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (617) 354-0068

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	CARG	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2021, CarGurus, Inc. (the “Company”) announced the hiring of Dafna Sarnoff as the Company’s Chief Marketing Officer, effective as of Ms. Sarnoff’s commencement of employment with the Company on December 8, 2021. Ms. Sarnoff will succeed Sarah Welch, the Company’s current Chief Marketing Officer, who stepped down from such role on November 15, 2021.

On November 16, 2021, Ms. Welch entered into a separation agreement with the Company (the “Separation Agreement”). By mutual agreement, Ms. Welch’s employment with the Company will continue through December 3, 2021 (the “Separation Date”), during which she will continue to receive her current base salary and benefits. Pursuant to the Separation Agreement, in exchange for granting and not revoking a customary release after the Separation Date, Ms. Welch will be entitled to receive a cash severance payment (the “Severance Pay”), consisting of: (i) nine months of her current base salary; (ii) the remainder of her earned FY 2021 cash incentive award opportunity (the “Bonus Payment”); (iii) the cash value of those restricted stock units granted to Ms. Welch during her employment that would have vested during the nine-month period following the Separation Date had her employment continued during that time, based on the average of the closing price of the Company’s Class A common stock on the Nasdaq Stock Market for the thirty (30) trading days immediately preceding the Separation Date; and (iv) an additional cash payment of $25,000. The Severance Pay, except for the Bonus Payment, is payable in a lump sum as soon as practicable after the later of the Separation Date or the date on which Ms. Welch no longer has any ability to revoke the Separation Agreement in accordance with its terms. The Bonus Payment is payable in a second lump sum in FY 2022 in accordance with the Company’s standard payroll procedures for payment of cash incentive awards related to FY 2021 performance.

Additionally, pursuant to the terms of the Separation Agreement, the Company will pay the employer portion of premiums for Ms. Welch’s continued participation in the Company’s medical and dental insurance plans until the earlier of (i) August 31, 2022 and (ii) the date on which Ms. Welch becomes eligible for other benefits through new employment.

The foregoing summary is qualified in its entirety by reference to the Separation Agreement, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARGURUS, INC.

Date: November 18, 2021	By:	/s/ Jason Trevisan
Name: Jason Trevisan
Title: Chief Executive Officer